Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of HRPT Properties Trust for the registration of 1,224,074 common shares of beneficial interest and to the incorporation by reference therein of our report dated February 5, 1999, with respect to the consolidated financial statements and schedules of HRPT Properties Trust incorporated by reference or included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                     /s/ERNST & YOUNG LLP

Boston, Massachusetts
August 30, 1999